UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2016

Anadarko Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 23, 2016, Anadarko Petroleum Corporation (the “Company”) announced that Mr. James J. Kleckner, Executive Vice President, International and Deepwater Operations, will leave the Company effective September 1, 2016 and Mr. Robert P. Daniels, Executive Vice President, International and Deepwater Exploration, will retire effective December 2, 2016. Mr. Daniels will continue in an advisory role as Executive Vice President until his retirement. The press release has been filed as Exhibit 99.1 to this Report and is incorporated by reference herein.

(e) As approved by the Board of Directors (the “Board”) of the Company on August 22, 2016, Mr. Kleckner will be eligible for benefits under the Company’s Officer Severance Plan, subject to executing a Termination Agreement and Release of all Claims (the “Termination Agreement”), which includes a release of all claims related to Mr. Kleckner’s employment with and separation from the Company. Under the terms of the Termination Agreement, and upon the Termination Agreement becoming irrevocable, Mr. Kleckner will receive (i) a payment equal to two times his annual base salary plus one year’s target bonus under the Company’s Annual Incentive Program (“AIP”) ($1,843,750 in the aggregate, less applicable taxes), (ii) a pro-rata bonus under the AIP for calendar year 2016, which will be payable at the end of the performance period based on the actual performance score approved by the Compensation and Benefits Committee of the Board for executive officers of the Company for calendar year 2016, and (iii) if elected by Mr. Kleckner, medical, dental and vision coverage for Mr. Kleckner and his eligible dependents at the active employee rate for six months. In addition, effective as of September 1, 2016, the Board will accelerate the vesting of 81,726 stock options previously granted to Mr. Kleckner under the Company’s 2012 Omnibus Incentive Compensation Plan and Mr. Kleckner will have 36 months from the date of termination to exercise such options, unless the options expire earlier by their own terms. The Termination Agreement also includes certain commitments by Mr. Kleckner, including non-disclosure, non-disparagement and non-solicitation provisions (each in compliance with the rules and regulations of the Securities and Exchange Commission).

In addition to the benefits payable pursuant to the Officer’s Severance Plan and other accrued retirement benefits, Mr. Kleckner will receive approximately $647,000 of additional benefits related to the Company’s supplemental pension benefits under the terms of the Kerr-McGee Corporation Retirement Plan. Further, pursuant to the terms of the applicable award agreements, Mr. Kleckner’s outstanding restricted stock units will vest upon termination and be paid in shares of common stock, together with any accrued dividend equivalents, six months after the termination date and his outstanding performance units shall be payable in cash at the end of the performance period based on the Company’s actual performance.

The foregoing summary of the Termination Agreement is qualified in its entirety by reference to the full text of the form of Termination Agreement and Release of all Claims, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Termination Agreement and Release of all Claims Under Officer Severance Plan.

99.1	Press Release dated August 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)
August 24, 2016

	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Senior Vice President, General Counsel,
Corporate Secretary and
Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Termination Agreement and Release of all Claims Under Officer Severance Plan.

99.1	Press Release dated August 23, 2016.